Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS Q3 2015 ADJUSTED EBITDA OF $154.8 MILLION

ON REVENUES OF $700.1 MILLION

Plano, TX, November 5, 2015 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2015.

Cinemark Holdings, Inc.’s revenues for the three months ended September 30, 2015 increased 8.2% to $700.1 million compared to $646.9 million for the three months ended September 30, 2014. For the three months ended September 30, 2015, admissions revenues increased 7.3% to $432.2 million and concession revenues increased 9.0% to $230.2 million. Attendance increased 7.3% to 71.0 million patrons.

Adjusted EBITDA for the three months ended September 30, 2015 increased 9.2% to $154.8 million from $141.7 million for the three months ended September 30, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2015 increased 21.5% to $46.3 million from $38.1 million for the three months ended September 30, 2014. Diluted earnings per share for the three months ended September 30, 2015 was $0.40 compared to $0.33 for the three months ended September 30, 2014.

“Our worldwide admissions revenues increased 15.1% on a currency adjusted basis, exceeding the North American industry’s box office by an impressive 930 basis points,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “Our Latin American segment’s attendance growth of 16.2% further substantiates the exhibition industry is reliant upon film content rather than economic cycles. Cinemark is well adept at navigating through various economic cycles with more than 20 years of operating experience in the region.”

Cinemark Holdings, Inc.’s revenues increased 9.1% to $2,145.4 million for the nine months ended September 30, 2015 from $1,967.1 million for the nine months ended September 30, 2014. During the nine months ended September 30, 2015, admissions revenues increased 7.8% to $1,335.8 million and concession revenues increased 11.7% to $704.2 million. Attendance increased 7.6% to 213.2 million patrons.

Adjusted EBITDA for the nine months ended September 30, 2015 increased 12.7% to $495.4 million from $439.6 million for the nine months ended September 30, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2015 increased 9.5% to $159.1 million from $145.3 million for the nine months ended September 30, 2014. Diluted earnings per share for the nine months ended September 30, 2015 was $1.37 compared to $1.25 for the nine months ended September 30, 2014.

On September 30, 2015, the Company’s aggregate screen count was 5,746. As of September 30, 2015, the Company had signed commitments to open seven new theatres and 66 screens during the remainder of 2015 and 16 new theatres with 163 screens subsequent to 2015.

Conference Call/Webcast – Today at 8:30AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 507 theatres with 5,746 screens in 41 U.S. states, Brazil, Argentina and 12 other Latin American countries as of September 30, 2015. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 27, 2015 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Statement of income data:
Revenues
Admissions	$432,136	$402,832	$1,335,761	$1,239,472
Concession	230,233	211,131	704,190	630,571
Other	37,687	32,940	105,435	97,003

Total revenues	700,056	646,903	2,145,386	1,967,046
Cost of operations
Film rentals and advertising	236,415	215,565	737,377	665,420
Concession supplies	36,039	33,473	109,445	98,862
Facility lease expense	80,604	80,567	242,612	239,571
Other theatre operating expenses	161,096	147,380	467,342	436,175
General and administrative expenses	39,099	35,803	116,301	114,892
Depreciation and amortization	47,543	44,731	139,444	131,108
Impairment of long-lived assets	633	4,510	4,955	5,294
(Gain) loss on sale of assets and other	(500)	2,590	3,852	8,719

Total cost of operations	600,929	564,619	1,821,328	1,700,041

Operating income	99,127	82,284	324,058	267,005
Interest expense (1)	(28,419)	(28,335)	(84,930)	(85,101)
Distributions from NCM	4,601	3,481	13,100	14,158
Loss on amendment to debt agreement	—	—	(925)	—
Other income	1,501	6,636	8,453	20,777

Income before income taxes	76,810	64,066	259,756	216,839
Less: Income taxes	30,109	25,534	99,263	70,477

Net income	$46,701	$38,532	$160,493	$146,362
Less: Net income attributable to noncontrolling interests	362	403	1,375	1,059

Net income attributable to Cinemark Holdings, Inc.	$46,339	$38,129	$159,118	$145,303

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.40	$0.33	$1.37	$1.25

Diluted	$0.40	$0.33	$1.37	$1.25

Weighted average diluted shares outstanding	115,356	115,021	115,279	114,901

Other financial data:
Adjusted EBITDA (2)	$154,777	$141,739	$495,351	$439,649

(1)	Includes amortization of debt issue costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of September 30, 2015	As of December 31, 2014
Balance sheet data:
Cash and cash equivalents	$502,914	$638,869
Theatre properties and equipment, net	$1,461,018	$1,450,812
Total assets	$4,044,256	$4,151,980
Long-term debt, including current portion	$1,817,718	$1,822,997
Equity	$1,096,106	$1,123,129

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Other operating data:
Attendance (patrons, in millions):
Domestic	43.8	42.8	134.3	129.9
International	27.2	23.4	78.9	68.3

Worldwide	71.0	66.2	213.2	198.2

Average ticket price (in dollars):
Domestic	$7.27	$6.79	$7.37	$6.99
International	$4.18	$4.80	$4.38	$4.86
Worldwide	$6.09	$6.09	$6.27	$6.25

Concession revenues per patron (in dollars):
Domestic	$3.85	$3.63	$3.90	$3.63
International	$2.27	$2.38	$2.30	$2.33
Worldwide	$3.24	$3.19	$3.30	$3.18

Average screen count (month end average):
Domestic	4,493	4,468	4,496	4,462
International	1,250	1,154	1,214	1,140

Worldwide	5,743	5,622	5,710	5,602

Segment Information

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues
U.S.	$509,330	$463,854	$1,576,107	$1,433,259
International	194,497	186,428	580,335	543,501
Eliminations	(3,771)	(3,379)	(11,056)	(9,714)

Total revenues	$700,056	$646,903	$2,145,386	$1,967,046

Adjusted EBITDA (1)
U.S.	$108,689	$99,519	$359,400	$313,930
International	46,088	42,220	135,951	125,719

Total Adjusted EBITDA	$154,777	$141,739	$495,351	$439,649

Capital expenditures
U.S.	$48,868	$36,325	$167,082	$97,120
International	27,771	17,280	65,269	59,048

Total capital expenditures	$76,639	$53,605	$232,351	$156,168

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income	$46,701	$38,532	$160,493	$146,362
Income taxes	30,109	25,534	99,263	70,477
Interest expense	28,419	28,335	84,930	85,101
Loss on amendment to debt agreement	—	—	925	—
Other income	(1,501)	(6,636)	(8,453)	(20,777)
Depreciation and amortization	47,543	44,731	139,444	131,108
Impairment of long-lived assets	633	4,510	4,955	5,294
(Gain) loss on sale of assets and other	(500)	2,590	3,852	8,719
Deferred lease expenses - theatres (2)	(289)	403	(1,108)	1,443
Deferred lease expenses – DCIP equipment (3)	(232)	(235)	(701)	573
Amortization of long-term prepaid rents (2)	519	1,000	1,901	1,785
Share based awards compensation expense (4)	3,375	2,975	9,850	9,564

Adjusted EBITDA (1)	$154,777	$141,739	$495,351	$439,649

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on amendment to debt agreement, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.

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